Exhibit 11.1

Computation of Per Share Earnings
                                                    For the Twelve Weeks Ended  For the Thirty-six Weeks Ended
                                                    ----------------------------------------------------------
                                                 September 3,     September 5,      September 3,    September 5,
                                                     1996             1995             1996             1995
                                                    -------          -------          -------          -------
                                                    (in thousands, except             (in thousands, except
                                                        per share amounts)                per share amounts)
Primary:
Average weighted shares outstanding                  40,611           37,349           38,766           34,290
Net effect of dilutive stock options-based
  on the treasury stock method using
  average market price                                1,039            1,427            1,202            3,067
                                                    -------          -------          -------          -------
Total                                                41,650           38,776           39,967           37,358
                                                    =======          =======          =======          =======

Net Income                                          $15,838          $11,845          $36,878          $30,330
                                                    =======          =======          =======          =======

Per share amount                                    $  0.38          $  0.31          $  0.92          $  0.81
                                                    =======          =======          =======          =======

Fully Diluted:
Average weighted shares outstanding                  40,611           37,349           38,766           34,290
Net effect of dilutive stock options-based
  on the treasury stock method using
  period-end market price, if higher
  than average market price                           1,039            1,464            1,206            3,159
                                                    -------          -------          -------          -------
Total                                                41,650           38,813           39,971           37,450
                                                    =======          =======          =======          =======

Net Income                                          $15,838          $11,845          $36,878          $30,330
                                                    =======          =======          =======          =======

Per share amount                                    $  0.38          $  0.31          $  0.92          $  0.81
                                                    =======          =======          =======          =======